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Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the annual report of Veterinary Pet Services, Inc. (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Jack L. Stephens, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  i.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  ii.
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ JACK L. STEPHENS
Jack L. Stephens Chief Executive Officer April 15, 2003

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  Exhibit 99.1